Exhibit 99.1

FINANCIAL NEWS

SANMINA REPORTS THIRD QUARTER FINANCIAL RESULTS

San Jose, CA — July 29, 2019.  Sanmina Corporation (“Sanmina” or the “Company”) (NASDAQ: SANM), a leading integrated manufacturing solutions company, today reported financial results for the third quarter fiscal 2019 ended June 29, 2019.

“Revenue exceeded our outlook at $2.03 billion, as we experienced solid demand from a broad set of customers.  Non-GAAP diluted EPS was at the high-end of our outlook at $0.82 and we generated free cash flow of $139 million for the quarter,” stated Michael Clarke, Chief Executive Officer.

(In thousands, except per share data)	Q3:2019	Q2:2019	Q3:2018
Revenue	$2,026,995	$2,126,639	$1,813,366
GAAP:
Operating income	$67,374	$78,115	$47,060
Operating margin	3.3%	3.7%	2.6%
Net income	$42,921	$40,885	$33,963
Diluted earnings per share	$0.60	$0.57	$0.47
Non-GAAP:(1)
Operating income	$81,087	$87,388	$54,465
Operating margin	4.0%	4.1%	3.0%
Net income	$59,173	$65,046	$39,912
Diluted earnings per share	$0.82	$0.91	$0.55

(1)Non-GAAP financial measures exclude charges or gains relating to: stock-based compensation expenses, restructuring costs (including employee severance and benefits costs and charges related to excess facilities and assets), acquisition and integration costs (consisting of costs associated with the acquisition and integration of acquired businesses into our operations), impairment charges for goodwill and other assets, amortization expense and charges associated with distressed customers, litigation settlements, gains and losses on sales of assets and redemptions of debt, deferred tax and discrete tax items, all to the extent material in the applicable period.   See Schedule 1 below for more information regarding our use of non-GAAP financial measures, including the economic substance behind each exclusion, the manner in which management uses non-GAAP measures to conduct and evaluate the business, the material limitations associated with using such measures and the manner in which management compensates for such limitations. A reconciliation of the non-GAAP results contained in this release to their most directly comparable GAAP measures is included in the financial statements furnished with this release.

Balance Sheet and Cash Flow

•            Ending cash and cash equivalents: $414.3 million

•            Cash flow from operations: $165.5 million

“As we look to the fourth quarter, the materials environment is stabilizing and we believe we are at a more normalized revenue run rate.  We are committed to controlling costs, driving efficiencies and leveraging our operating model to improve profitability.  The team remains focused on excellence in quality, delivery and consistently meeting the needs of our customers.  We have a solid foundation and promising future,” added Mr. Clarke.

Fourth Quarter Fiscal 2019 Outlook

The following outlook is for the fourth fiscal quarter ending September 28, 2019.  These statements are forward-looking and actual results may differ materially.

•            Revenue between $1.9 billion to $2.0 billion

•            GAAP diluted earnings per share between $0.61 to $0.71

•            Non-GAAP diluted earnings per share between $0.73 to $0.83

Company Conference Call Information

Sanmina will hold a conference call to review its financial results for the third quarter on Monday, July 29, 2019 at 5:00 p.m. ET (2:00 p.m. PT).  The access numbers are: domestic 877-273-6760 and international 706-634-6605. The conference will also be webcast live over the Internet.  You can log on to the live webcast at www.sanmina.com.  Additional information in the form of a slide presentation is available on Sanmina’s website at www.sanmina.com.  A replay of the conference call will be available for 48-hours.  The access numbers are: domestic 855-859-2056 and international 404-537-3406, access code is 8258238.

About Sanmina

Sanmina Corporation is a leading integrated manufacturing solutions provider serving the fastest growing segments of the global Electronics Manufacturing Services (EMS) market. Recognized as a technology leader, Sanmina provides end-to-end manufacturing solutions, delivering superior quality and support to Original Equipment Manufacturers (OEMs) primarily in the communications networks, cloud solutions, industrial, defense, medical and automotive. Sanmina has facilities strategically located in key regions throughout the world. More information about the Company is available at www.sanmina.com.

Sanmina Safe Harbor Statement

Certain statements contained in this press release, including the Company’s outlook for the fourth quarter and its expectations relating to the materials environment, constitute forward-looking statements within the meaning of the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934. Actual results could differ materially from those projected in these statements as a result of a number of factors, including adverse changes to the key markets we target; significant uncertainties that can cause our future sales and net income to be variable; reliance on a small number of customers for a substantial portion of our sales; risks arising from our international operations; and the other factors set forth in the Company’s annual and quarterly reports filed with the Securities Exchange Commission (“SEC”).

The Company is under no obligation to (and expressly disclaims any such obligation to) update or alter any of the forward-looking statements made in this earnings release, the conference call or the Investor Relations section of our website whether as a result of new information, future events or otherwise, unless otherwise required by law.

Sanmina Contact

Paige Melching

Vice President, Investor Relations

408-964-3610

Press Release Financials	SANMINA
2700 North First Street
San Jose, CA 95134
Tel: 408-964-3610

Condensed Consolidated Balance Sheets

(in thousands)

(GAAP)

	June 29,	September 29,
	2019	2018
	(Unaudited)
ASSETS

Current assets:
Cash and cash equivalents	$414,273	$419,528
Accounts receivable, net	1,234,987	1,177,219
Contract assets	387,293	—
Inventories	915,155	1,374,004
Prepaid expenses and other current assets	49,934	43,676
Total current assets	3,001,642	3,014,427

Property, plant and equipment, net	635,020	642,913
Deferred tax assets	308,270	344,124
Other	75,025	83,669
Total assets	$4,019,957	$4,085,133

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$1,350,117	$1,547,399
Accrued liabilities	199,824	136,427
Accrued payroll and related benefits	123,099	124,748
Short-term debt, including current portion of long-term debt	154,634	593,321
Total current liabilities	1,827,674	2,401,895

Long-term liabilities:
Long-term debt	351,472	14,346
Other	213,339	196,048
Total long-term liabilities	564,811	210,394

Stockholders’ equity	1,627,472	1,472,844
Total liabilities and stockholders’ equity	$4,019,957	$4,085,133

Condensed Consolidated Statements of Income

(in thousands, except per share amounts)

(GAAP)

(Unaudited)

	Three Months Ended		Nine Months Ended
	June 29,	June 30,	June 29,	June 30,
	2019	2018	2019	2018
Net sales	$2,026,995	$1,813,366	$6,341,652	$5,233,795
Cost of sales	1,879,200	1,694,830	5,891,418	4,891,095
Gross profit	147,795	118,536	450,234	342,700
Operating expenses:
Selling, general and administrative	66,768	61,421	193,982	190,408
Research and development	7,272	8,144	21,308	23,980
Restructuring and other costs	6,381	1,911	11,912	18,690
Total operating expenses	80,421	71,476	227,202	233,078
Operating income	67,374	47,060	223,032	109,622
Interest income	330	492	888	1,064
Interest expense	(7,599)	(7,284)	(24,342)	(20,324)
Other income (expense), net	(1,480)	1,000	(8,365)	3,747
Interest and other, net	(8,749)	(5,792)	(31,819)	(15,513)
Income before income taxes	58,625	41,268	191,213	94,109
Provision for income taxes	15,704	7,305	69,455	190,424
Net income (loss)	$42,921	$33,963	$121,758	$(96,315)

Basic income (loss) per share	$0.62	$0.49	$1.77	$(1.37)
Diluted income (loss) per share	$0.60	$0.47	$1.70	$(1.37)

Weighted-average shares used in computing per share amounts:
Basic	69,499	68,907	68,872	70,366
Diluted	72,007	72,053	71,460	70,366

Reconciliation of GAAP to Non-GAAP Measures

(in thousands, except per share amounts)

(Unaudited)

	Three Months Ended
	June 29,	March 30,	June 30,
	2019	2019	2018
GAAP Operating Income	$67,374	$78,115	$47,060
GAAP operating margin	3.3%	3.7%	2.6%
Adjustments:
Stock compensation expense (1)	8,136	6,626	9,761
Amortization of intangible assets	190	190	1,792
Reversal of contingent consideration accrual (2)	—	—	(4,812)
Distressed customer charges (3)	(804)	(555)	(357)
Restructuring costs	6,191	3,012	1,021
Non-GAAP Operating Income	$81,087	$87,388	$54,465
Non-GAAP operating margin	4.0%	4.1%	3.0%

GAAP Net Income	$42,921	$40,885	$33,963

Adjustments:
Operating income adjustments (see above)	13,713	9,273	7,405
Litigation settlements (4)	(830)	—	—
Adjustments for taxes (5)	3,369	14,888	(1,456)
Non-GAAP Net Income	$59,173	$65,046	$39,912

GAAP Net Income Per Share:
Basic	$0.62	$0.59	$0.49
Diluted	$0.60	$0.57	$0.47

Non-GAAP Net Income Per Share:
Basic	$0.85	$0.95	$0.58
Diluted	$0.82	$0.91	$0.55

Weighted-average shares used in computing per share amounts:
Basic	69,499	68,821	68,907
Diluted	72,007	71,446	72,053

(1) Stock compensation expense was as follows:

Cost of sales	$2,729	$2,582	$2,055
Selling, general and administrative	5,328	3,939	7,490
Research and development	79	105	216
Total	$8,136	$6,626	$9,761

(2)	Represents a reduction in an accrual for contingent consideration related to an acquisition completed in a previous period.

(3)	Relates to recovery of previously written-off inventory and bad debt associated with distressed customers.

(4)	Represents cash received in connection with certain litigation settlements

(5) GAAP provision for income taxes	$15,704	$28,231	$7,305

Adjustments:
Tax impact of operating income adjustments	263	189	118
Discrete tax items	2,240	(3,741)	4,905
Other deferred tax adjustments	(5,872)	(11,336)	(3,567)
Subtotal - adjustments for taxes	(3,369)	(14,888)	1,456
Non-GAAP provision for income taxes	$12,335	$13,343	$8,761

Q4 FY19 Earnings Per Share Outlook:

	Q4 FY19 EPS Range
	Low	High
GAAP diluted earnings per share	$0.61	$0.71
Stock compensation expense	$0.12	$0.12
Non-GAAP diluted earnings per share	$0.73	$0.83

Q3 FY19 Earnings Per Share Outlook:

	Q3 FY19 EPS Range
	Low	High
GAAP diluted earnings per share	$0.60	$0.70
Stock compensation expense	$0.12	$0.12
Non-GAAP diluted earnings per share	$0.72	$0.82

Schedule 1

The commentary and financial information above includes non-GAAP measures of operating income, operating margin, net income and earnings per share.  Management excludes from these measures stock-based compensation, restructuring, acquisition and integration expenses, impairment charges, amortization charges and other infrequent items, as adjusted for taxes, to the extent material or which we consider to be of a non-operational nature in the applicable period, and as more fully described below.

Management excludes these items principally because such charges are not directly related to the Company’s ongoing core business operations. We use such non-GAAP measures in order to (1) make more meaningful period-to-period comparisons of Company’s operations, both internally and externally, (2) guide management in assessing the performance of the business, internally allocating resources and making decisions in furtherance of Company’s strategic plan, (3) provide investors with a better understanding of how management plans and measures the business and (4) provide investors with a better understanding of the ongoing, core business. The material limitations to management’s approach include the fact that the charges and expenses excluded are nonetheless charges required to be recognized under GAAP and, in some cases, consume cash which reduces the Company’s liquidity. Management compensates for these limitations primarily by reviewing GAAP results to obtain a complete picture of the Company’s performance and by including a reconciliation of non-GAAP results back to GAAP in its earnings releases.

Additional information regarding the economic substance of each exclusion, management’s use of the resultant non-GAAP measures, the material limitations of management’s approach and management’s methods for compensating for such limitations is provided below.

Stock-based Compensation Expense, which consists of non-cash charges for the estimated fair value of stock options and unvested restricted stock units granted to employees, is excluded in order to permit more meaningful period-to-period comparisons of the Company’s results since the Company grants different amounts and value of stock options in each quarter. In addition, given the fact that competitors grant different amounts and types of equity award and may use different option valuation assumptions, excluding stock-based compensation permits more accurate comparisons of the Company’s core results with those of its competitors.

Restructuring, Acquisition and Integration Expenses, which consist of severance, lease termination, exit costs and other charges primarily related to closing and consolidating manufacturing facilities and those associated with the acquisition and integration of acquired businesses, are excluded because such charges (1) can be driven by the timing of acquisitions which are difficult to predict, (2) are not directly related to ongoing business results and (3) do not reflect expected future operating expenses. In addition, given the fact that the Company’s competitors complete acquisitions and adopt restructuring plans at different times and in different amounts than the Company, excluding these charges permits more accurate comparisons of the Company’s core results with those of its competitors. Items excluded by the Company may be different from those excluded by the Company’s competitors and restructuring and integration expenses include both cash and non-cash expenses. Cash expenses reduce the Company’s liquidity. Therefore, management also reviews GAAP results including these amounts.

Impairment Charges, which consist of non-cash charges, are excluded because such charges are non-recurring and do not reduce the Company’s liquidity. In addition, given the fact that the Company’s competitors may record impairment charges at different times, excluding these charges permits more accurate comparisons of the Company’s core results with those of its competitors.

Amortization Charges, which consist of non-cash charges impacted by the timing and magnitude of acquisitions of businesses or assets, are also excluded because such charges do not reduce the Company’s liquidity. In addition, such charges can be driven by the timing of acquisitions, which is difficult to predict. Excluding these charges permits more accurate comparisons of the Company’s core results with those of its competitors because the Company’s competitors complete acquisitions at different times and for different amounts than the Company.

Other Infrequent Items, which consist of other infrequent or unusual items (including charges associated with distressed customers, litigation settlements and gains and losses on sales of assets and redemptions of debt), to the extent material or non-operational in nature, are excluded because such items are typically non-recurring, difficult to predict or not directly related to the Company’s ongoing core operations. However, items excluded by the Company may be different from those excluded by the Company’s competitors. In addition, these expenses include both cash and non-cash expenses. Cash expenses reduce the Company’s liquidity. Management compensates for these limitations by reviewing GAAP results including these amounts.

Adjustments for Taxes, which consist of the tax effects of the various adjustments that we include in our non-GAAP measures, and adjustments related to deferred tax and discrete tax items.  Including these adjustments permits more accurate comparisons of the Company’s core results with those of its competitors. We determine the tax adjustments based upon the various applicable effective tax rates.  In those jurisdictions where we do not expect to realize a tax cost or benefit (due to a history of operating losses or other factors), a reduced tax rate is applied.